EXHIBIT 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On February 14, 2020, AMN Healthcare, Inc., a Nevada corporation (the “Company”), a wholly owned subsidiary of AMN Healthcare Services, Inc., a Delaware corporation (“AMN”), completed its acquisition (the “Acquisition”) of Stratus Video Holding Company, a Delaware corporation (“Stratus Video”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Stratus Video 2016 Group, LLC, a Delaware limited liability company (the “Stockholder”), and Stratus Video. The Company paid a purchase price of $475,000,000 in cash, on a debt-free basis and subject to customary post-closing adjustments. Upon completion of the Acquisition, Stratus Video became a wholly-owned subsidiary of the Company.
In conjunction with the Acquisition, the Company entered into a Second Amendment to its Credit Agreement (the “Second Amendment”), dated as of February 14, 2020, with respect to the existing Credit Agreement (the “Credit Agreement), dated as of February 9, 2018, by and among the Company, AMN, certain subsidiaries of the Company as guarantors, the several lenders party thereto from time to time (the “Lenders”) and Trust Bank (as successor by merger to SunTrust Bank), as administrative agent. Pursuant to the Second Amendment, certain Lenders provided a term loan in the amount of $250,000,000 (the “New Term Loan”) with a maturity of February 14, 2025. The maturity date of the revolving commitments under the Credit Agreement was also extended to February 14, 2025, and the amount drawn on the extended revolving credit facility (the “Revolver”) at the time of the Acquisition was $175,000,000. The New Term Loan and the Revolver are collectively referred to as the “Debt Financing.” Cash on hand was used to finance the remaining portion of the purchase price.
The following unaudited pro forma combined financial information and related notes (the “Pro Forma Financial Statements”) present the historical combined financial information of AMN and Stratus Video after giving effect to the Acquisition and the Debt Financing. The Pro Forma Financial Statements give effect to the Acquisition and the Debt Financing based on the assumptions, reclassifications and adjustments described in the accompanying notes. The unaudited pro forma combined balance sheet as of December 31, 2019 (the “Pro Forma Balance Sheet”) gives effect to the Acquisition and the Debt Financing as if they had occurred on December 31, 2019. The unaudited pro forma combined statement of income for the year ended December 31, 2019 (the “Pro Forma Statement of Income”) is presented as if the Acquisition and the Debt Financing had occurred on January 1, 2019.
The Pro Forma Financial Statements should be read in conjunction with the accompanying notes, and the following:
•	the separate audited consolidated financial statements of AMN for the year ended December 31, 2019 included in AMN’s Annual Report on Form 10-K that can be found at www.sec.gov; and
•	the separate audited consolidated financial statements of Stratus Video for the year ended December 31, 2019 included in Exhibit 99.1 to this Current Report on Form 8-K.
The Pro Forma Financial Statements have been prepared for illustrative purposes only and are based on assumptions and estimates considered appropriate by AMN’s management. However, they do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition and the Debt Financing occurred on the dates set forth above, nor do they purport to be indicative of the future financial condition and results of operations of the combined company. The adjustments included in the Pro Forma Financial Statements are preliminary and may be revised. Future results may vary significantly from the pro forma results reflected below due to many factors, including, but not limited to, the final allocation of the purchase price and variations in future operating results.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2019

	Historical		Pro Forma Adjustments
(in thousands)	AMN	Stratus Video	Reclassification Adjustments	Debt Financing Adjustments	Acquisition Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$82,985	$8,414	$-	$421,101	$(484,076)	2(a), 4(a)	$28,424
Accounts receivable, net	352,685	22,482	-	-	(330)	3	374,837
Accounts receivable, subcontractor	72,714	-	-	-	-		72,714
Prepaid expenses	11,669	1,318	(778)	-	-		12,209
Other current assets	40,446	-	778	-	6,614	4(b)	47,838
Total current assets	560,499	32,214	-	421,101	(477,792)		536,022
Restricted cash and cash equivalents	62,170	-	-	-	-		62,170
Fixed assets, net	104,832	10,863	-	-	(1,820)	4(c)	113,875
Operating lease right-of-use assets	89,866	-	-	-	763	4(d)	90,629
Other assets	120,254	76	-	1,524	-	2(a)	121,854
Goodwill	595,551	46,415	-	-	203,559	3	845,525
Intangible assets, net	398,474	40,497	-	-	212,903	4(e), 4(f)	651,874
Total assets	$1,931,646	$130,065	$-	$422,625	$(62,387)		$2,421,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$156,140	$10,028	$(1,678)	$-	$20,155	4(d), 4(g), 4(h)	$184,645
Accrued compensation and benefits	170,932	-	1,678	-	1,429	4(i)	174,039
Lines of credit	-	4,000	-	-	(4,000)	4(j)	-
Current portion of notes payable	-	925	-	4,687	(925)	2(a), 4(j)	4,687
Current portion of operating lease liabilities	13,943	-	-	-	502	4(d)	14,445
Deferred revenue	11,788	-	543	-	-		12,331
Other current liabilities	25,302	543	(543)	-	-		25,302
Total current liabilities	378,105	15,496	-	4,687	17,161		415,449
Long-term liabilities:
Notes payable	617,159	107,644	-	417,938	(107,644)	2(a), 4(j)	1,035,097
Deferred income taxes, net	46,618	-	-	-	53,538	4(k)	100,156
Operating lease liabilities	91,209	-	-	-	582	4(d)	91,791
Other long-term liabilities	61,813	205	-	-	(205)	4(d)	61,813
Total liabilities	1,194,904	123,345	-	422,625	(36,568)		1,704,306
Stockholders’ equity:
Common stock	493	-	-	-	-		493
Additional paid-in capital	455,193	38,754	-	-	(38,754)	4(l)	455,193
Treasury stock	(119,143)	-	-	-	-		(119,143)
Retained earnings (accumulated deficit)	400,047	(32,034)	-	-	12,935	4(l)	380,948
Accumulated other comprehensive income	152	-	-	-	-		152
Total stockholders’ equity	736,742	6,720	-	-	(25,819)		717,643
Total liabilities and stockholders’ equity	$1,931,646	$130,065	$-	$422,625	$(62,387)		$2,421,949

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the year ended December 31, 2019

	Historical		Pro Forma Adjustments
(in thousands)	AMN	Stratus Video	Reclassification Adjustments	Debt Financing Adjustments	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$2,222,107	$94,528	$-	$-	$-		$2,316,635
Cost of revenue	1,478,642	55,436	-	-	(201)	4(c)	1,533,877
Gross profit	743,465	39,092	-	-	201		782,758
Operating expenses:
Selling, general and administrative	508,030	25,419	3,252	-	49	4(m), 4(n)	536,750
Transaction costs	-	3,252	(3,252)	-	-		-
Depreciation and amortization	58,520	7,207	-	-	14,415	4(c), 4(e)	80,142
Total operating expenses	566,550	35,878	-	-	14,464		616,892
Income from operations	176,915	3,214	-	-	(14,263)		165,866
Interest expense, net	28,427	8,014	-	11,322	(8,014)	2(b), 4(o)	39,749
Income before income taxes	148,488	(4,800)	-	(11,322)	(6,249)		126,117
Provision (benefit) for income taxes	34,500	(8,563)	-	(2,944)	(1,625)	4(p)	21,368
Net income	$113,988	$3,763	$-	$(8,378)	$(4,624)		$104,749

Net income per common share:
Basic	$2.44					4(q)	$2.24
Diluted	$2.40					4(q)	$2.20
Weighted average common shares
Basic	46,704						46,704
Diluted	47,593						47,593

NOTES TO UNAUDUTED PRO FORMA COMBINED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Note 1. Basis of presentation
The Pro Forma Financial Statements have been prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with AMN as the accounting acquirer.
As shown in the “Reclassification Adjustments” column on the Pro Forma Balance Sheet and Pro Forma Statement of Income, certain reclassifications have been made to Stratus Video’s historical amounts to conform to AMN’s historical presentation.
The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the Pro Forma Statement of Income, expected to have a continuing impact on the combined financial operating results of AMN and Stratus Video. The unaudited Pro Forma Financial Statements do not reflect (1) any operating efficiencies, cost savings, or revenue synergies that may be achieved by the combined company following the Acquisition and (2) certain nonrecurring expenses expected to be incurred within the first twelve months after the Acquisition.

AMN has performed a preliminary review of Stratus Video’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the Pro Forma Financial Statements. As a result, pro forma adjustments are presented to reflect the adoption of ASC 842, Leases, by Stratus Video in the Pro Forma Balance Sheet as of December 31, 2019.  The impact of ASC 842 was not material to the Pro Forma Statement of Income. AMN is not aware of any other significant differences in accounting policies that would have a material effect on the Pro Forma Financial Statements.

Note 2. Debt Financing adjustments

The following pro forma adjustments related to the Debt Financing are based on AMN’s preliminary estimates and assumptions and are subject to change. The following Debt Financing adjustments have been reflected in the Pro Forma Financial Statements:

(a)	The following table presents the pro forma cash receipts, issuance costs, and current and non-current portions of notes payable as of December 31, 2019 related to the Debt Financing.
	Cash	Other assets	Notes payable
New Term Loan & Revolver	$425,000		$425,000
Debt issuance costs - New Term Loan	(2,375)		(2,375)
Debt issuance costs - Revolver	(1,524)	$1,524	-
	$421,101	$1,524	422,625
Less: current portion of Notes payable			(4,687)
			$417,938

(b)	The following table presents the incremental pro forma interest expense for the year ended December 31, 2019 related to the Debt Financing.
	Interest expense	Debt issuance costs amortization	Total interest expense
New Term Loan - $250M	$6,175	$475	$6,650
Revolver - $175M	4,367	305	4,672
	$10,542	$780	$11,322
Pro forma incremental interest expense related to the New Term Loan and the Revolver were calculated using the current interest rate under the Second Amendment of 2.45%. Debt issuance costs in the amount of $3,899 are being amortized over 5 years. The effect of a 1/8th percentage point variance in the interest rate on pre-tax earnings would be $537 for the year ended December 31, 2019.
Note 3. Preliminary purchase price allocation
Total estimated consideration paid by AMN to purchase Stratus Video was $482,676, after working capital and other customary post-closing adjustments of approximately $7,676. AMN has performed a preliminary valuation analysis of the fair market value of Stratus Video’s assets and liabilities. The following table sets forth a preliminary allocation of the estimated purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed as if the Acquisition had taken place on December 31, 2019, with the excess recorded to goodwill:
Assets acquired:
Cash and cash equivalents	$8,414
Accounts receivable (1)	22,152
Prepaid expenses	540
Other current assets	3,278
Fixed assets	9,043
Operating lease right-of-use assets	763
Other assets	76
Intangible assets	252,000
Total assets acquired	296,266
Liabilities assumed:
Accounts payable and accrued expenses	6,721
Accrued compensation and benefits	1,678
Current portion of operating lease liabilities	502
Deferred revenue	543
Deferred income taxes	53,538
Operating lease liabilities	582
Total liabilities assumed	63,564
Net assets acquired	232,702
Purchase price	482,676
Goodwill recognized (2)	$249,974
(1)	Reflects adjustment to accounts receivable of $330 to conform to AMN’s accounting policies.
(2)
Goodwill represents the excess of the purchase price over the preliminary fair value of the underlying assets acquired and liabilities assumed.  Goodwill is attributable to the assembled workforce of experienced personnel at Stratus Video and expected synergies. The net pro forma adjustment of $203,559 to goodwill reflects the goodwill recognized of $249,974 less the elimination of $46,415 of historical Stratus Video goodwill.

The preliminary allocation of the purchase price is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed of Stratus Video as if the Acquisition occurred on December 31, 2019. The pro forma adjustments are based upon currently available information. Certain assumptions and estimates are subject to change as AMN finalizes its determination of the fair value of the assets acquired and liabilities assumed in connection with the closing of the Acquisition. Such final valuations are dependent upon procedures and other studies that are not yet complete. The final amounts allocated to assets acquired and liabilities assumed could materially differ from the information presented in the Pro Forma Financial Statements.

Note 4. Acquisition adjustments
The following pro forma adjustments related to the Acquisition are based on AMN’s preliminary estimates and assumptions that are subject to change. The following Acquisition adjustments have been reflected in the Pro Forma Financial Statements:

(a)
Reflects the cash consideration transferred in connection with the Acquisition, in the amount of $482,676, and $1,400 that was paid as part of non-compete agreements, which were accounted for outside of the Acquisition. Refer also to note 4(f) below.

(b)
Reflects the amount estimated to be recoverable by the Company from escrow pursuant to an indemnification agreement related to an estimated tax liability of $2,500 recorded on Stratus Video’s balance sheet at December 31, 2019 and to record the corresponding income tax receivable of $4,114 associated with the adjustments outlined in 4(g).

(c)
Fixed assets, net has been adjusted to the estimated fair value based on a preliminary valuation. The actual valuation could materially differ from the estimate. The resulting pro forma adjustment is as follows:

Elimination of historical property and equipment, net	$(10,863)
Fair value of Property and equipment acquired	9,043
Pro forma adjustment	$(1,820)

The associated pro forma adjustment to eliminate the historical depreciation expense and record the new depreciation expense based on the fair value of the fixed assets acquired and the estimated remaining useful lives is as follows:

	Year ended December 31, 2019
	Cost of revenue	Depreciation and amortization
Depreciation of property and equipment acquired	$2,698	$2,117
Reversal of Stratus Video historical depreciation	(2,899)	(2,700)
Pro forma adjustment	$(201)	$(583)

(d)
To conform Stratus Video’s historical financial statements to the accounting policies used by AMN, pro forma adjustments are presented to reflect the adoption of ASC 842, Leases, in the Pro Forma Balance Sheet as of December 31, 2019.  The pro forma adjustments are presented below.

Year ended December 31, 2019
Record a right-of-use asset for operating leases	$763
Remove historical deferred rent liability	(115)
Record current portion of operating lease liabilities	502
Operating lease liabilities	582
Other liability - long term	$(205)

(e)	Preliminary identifiable intangible assets from the Acquisition consist of the following:

	Approximate fair value	Estimated useful life (in years)
Customer Relationships	$191,000	20
Trade Name - Stratus Video	39,000	10
Trade Name - InDemand	5,000	5
Developed Technology	16,000	5
Interpreter Database	1,000	4
Total	$252,000

The net pro forma adjustment of $212,903 to intangible assets, net reflects the addition of $252,000 for the Acquisition, the elimination of $40,497 of historical Stratus Video intangible assets, plus an intangible asset in the amount of $1,400 related to non-compete agreements. See note 4(f).

The straight-line amortization related to the identifiable assets from the Acquisition and the non-compete agreements are reflected as pro forma adjustments in the Pro Forma Statements of Income based on the estimated useful lives above and as further described below. The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after initial consultations with valuation personnel and discussions with Stratus Video’s management. The final amounts may differ materially from this preliminary allocation.

	Approximate fair value	Estimated useful life (in years)	Estimated pro forma amortization for the year ended December 31, 2019
Customer Relationships	$191,000	20	$9,550
Trade Name - Stratus Video	39,000	10	3,900
Trade Name - InDemand	5,000	5	1,000
Developed Technology	16,000	5	3,200
Interpreter Database	1,000	4	250
Non-Compete Agreements	1,400	3	467
Total	253,400		18,367
Elimination of historical balances	(40,497)		(3,369)
Total	$212,903		$14,998

The fair value and useful lives for the intangible assets set forth above are estimates and subject to change. A 10% change in the fair value of the intangible assets would change amortization expense on a pro forma basis by $1,491 for the year ended December 31, 2019.

(f)	Reflects the addition of an intangible asset in the amount of $1,400 related to non-compete agreements. The non-compete agreements were accounted for outside of the Acquisition.

(g)
Reflects the accrual of $21,785 of transaction fees directly related to the Acquisition that were incurred by AMN and Stratus Video subsequent to December 31, 2019. The transaction fees consisted primarily of advisory fees, insurance fees, and other professional services fees.

(h)	Reflects the removal of Stratus Video’s accrued interest in the amount of $1,514 related to Stratus Video’s borrowings that were not assumed in the Acquisition.

(i)	Reflects an adjustment to accrue for employee bonuses in the amount of $1,429 that were contingent upon the closing of the Acquisition and were incurred subsequent to December 31, 2019.

(j)
Reflects the elimination of Stratus Video’s outstanding borrowings as of December 31, 2019, which were not assumed as part of the Acquisition. The elimination of Stratus Video’s borrowings included the following amounts: (i) line of credit of $4,000, (ii) the current portion of notes payable in the amount of $925, and (iii) the notes payable of $107,644.

(k)
The Acquisition resulted in the recognition of net deferred tax liabilities of approximately $53,538 related primarily to the step up in fair value of amortizable intangible assets for book purposes. The deferred tax liabilities were calculated using the statutory rate of 26%.

(l)
Pro forma adjustments to equity reflect (i) the elimination of Stratus Video’s historical equity accounts through the reversal of $38,754 of additional paid in capital and $32,034 of accumulated deficit, and (ii) recording the impacts to retained earnings as of December 31, 2019 of certain costs incurred subsequent to December 31, 2019 as outlined above in notes 4(g) and 4(i) and the related tax effects outlined above in 4(b).

(m)	To remove non-recurring transaction fees directly related to the Acquisition of $456 that were expensed during the year ended December 31, 2019.

(n)
Reflects incremental compensation expense of $505 for the year ended December 31, 2019. The incremental compensation expense consists of AMN equity grants, cash incentives, salary and bonus increases for certain acquired Stratus Video employees that are expected to have a continuing impact on the Pro Forma Statement of Income beyond twelve months.

(o)	Reflects the reversal of $8,014 of interest expense and loan amortization expense related to Stratus Video’s borrowings, which were not assumed in the Acquisition.

(p)	Reflects the net income tax benefit of all pro forma adjustments impacting the Pro Forma Statement of Income based on the statutory tax rate in effect during 2019 of 26%.

(q)	The changes to basic and diluted net income per common share reflect the net impacts of the pro forma adjustments.